UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2017

CHICAGO BRIDGE & IRON COMPANY N.V.

(Exact name of registrant as specified in its charter)

The Netherlands

(State or Other Jurisdiction of

Incorporation or Organization)

1-12815	98-0420223
(Commission File Number)	(I.R.S. Employer Identification No.)

Prinses Beatrixlaan 35 2595 AK The Hague The Netherlands	N.A.
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 31 70 373 2010

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on May 15, 2017, Philip K. Asherman, President and Chief Executive Officer and a member of Chicago Bridge & Iron Company N.V.’s (“CB&I”) Supervisory Board, provided notice to CB&I of his election to retire, effective July 1, 2017. In connection with his retirement, on June 27, 2017, one of CB&I’s subsidiaries, Chicago Bridge & Iron Company (Delaware), a Delaware corporation (“CB&I (Delaware)”), entered into a Separation and Release Agreement with Mr. Asherman. Pursuant to the Separation and Release Agreement, among other things, CB&I (Delaware) will pay or provide to Mr. Asherman: (1) as soon as practicable (but no more than 30 days) after his retirement date, a lump-sum cash payment in the amount of $978,000.00, less applicable tax withholding determined by reference to the prorated target award for Mr. Asherman under the CB&I Incentive Compensation Program for 2017); (2) credit for service through December 31, 2017 for the sole purpose of the Chicago Bridge & Iron 2008 Long-Term Incentive Plan, as amended (the “Incentive Plan”), and the incentive plan agreements for awards granted under the Incentive Plan in 2017; and (3) treatment of Mr. Asherman’s retirement as a “Qualifying Termination” under the terms of the Incentive Plan and the special incentive stock award previously awarded to Mr. Asherman. Additionally, Mr. Asherman has agreed to provide certain advisory services under the Separation and Release Agreement, following CB&I (Delaware)’s request, and will be entitled to receive a fee of $700 per hour.

In exchange for the benefits provided to him on his retirement, Mr. Asherman has agreed to release employment-related claims, and he and CB&I (Delaware) have agreed to mutual indemnification provisions. Mr. Asherman has also agreed to confidentiality restrictions, a two-year restriction on solicitation of employees and to repay long-term incentive plan enhancements in the event he violates the conditions of “Retirement” under the Incentive Plan.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the definitive Separation and Release Agreement between CB&I (Delaware) and Mr. Asherman, which is included as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 8.01 Other Events.

On Tuesday, June 27, 2017, CB&I issued a press release relating to the Delaware Supreme Court’s decision to reverse the previous decision of the Delaware Court of Chancery in its lawsuit against Westinghouse. A copy of that press release is included as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Separation and Release Agreement dated as of June 27, 2017 between Chicago Bridge & Iron Company (Delaware) and Philip K. Asherman

99.1	Press Release dated June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.

	By:	Chicago Bridge & Iron Company B.V.
	Its:	Managing Director

Date: July 3, 2017	By:	/s/ Michael S. Taff
Michael S. Taff
Managing Director
(President Financial Officer)

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Separation and Release Agreement dated as of June 27, 2017 between Chicago Bridge & Iron Company (Delaware) and Philip K. Asherman

99.1	Press Release dated June 27, 2017